ADMINISTRATION AGREEMENT

THIS AGREEMENT is made as of June 1, 2002 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the "Administrator"), and BAILARD, BIEHL & KAISER OPPORTUNITY FUND GROUP, INC., a Maryland corporation, and BAILARD, BIEHL & KAISER FUND GROUP, a Massachusetts business trust (each a "Company").

WITNESSETH:

WHEREAS, each Company is registered with the United States Securities and Exchange Commission as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, each Company desires to retain the Administrator to render certain services to the each fund listed on Appendix A to this Agreement (each a "Fund" and collectively, the "Funds"), and the Administrator is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Administrator. Each Company on behalf of and with respect to a Fund or Funds hereby employs and appoints the Administrator to act as its administrative agent on the terms set forth in this Agreement, and the Administrator accepts such appointment.

2. Delivery of Documents. Each Company will:

    Furnish the Administrator with properly certified or authenticated copies of resolutions of the Company's Board of Directors or Trustees authorizing the appointment of the Administrator as administrative agent of the Company and approving this Agreement.

    Provide the Administrator with any other documents or resolutions (including but not limited to directions or resolutions of the Company's Board of Directors or Trustees) which relate to or affect the Administrator's performance of its duties hereunder or which the Administrator may at any time reasonably request.

    Notify the Administrator promptly of any matter affecting the performance by the Administrator of its services under this Agreement.

3. Duties as Administrator. Subject to the supervision and direction of each Company's Board of Directors or Trustees, the Administrator will perform administrative services as set forth in Appendix B to this Agreement.

In performing its duties and obligations hereunder, the Administrator will act in accordance with the Company's Articles of Incorporation or Declaration of Trust, By-laws and Prospectus and Statement of Additional Information; with Proper Instructions, and with applicable provisions of the 1940 Act, the rules and regulations thereunder and other applicable law. Each Company will promptly provide any and all amendments, revisions, restatements and other modifications to any of the foregoing documents to the Administrator. It is agreed and understood, however, that, except as provided in Appendix B to this Agreement, the Administrator shall not be responsible for compliance of a Fund's investments with any applicable documents, laws or regulations, or for losses, costs or expenses arising out of the Fund's failure to comply with said documents, laws or regulations or the Fund's failure or inability to correct any non-compliance therewith.

4. Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, each Fund shall pay the Administrator for its services rendered pursuant to this Agreement a fee based on such fee schedule as may from time to time be agreed upon in writing by the Company on behalf of and with respect to a Fund and the Administrator. In addition to such fee, the Administrator shall bill the Fund separately for any reasonable out-of-pocket disbursements of the Administrator based on an out-of-pocket schedule as may from time to time be agreed upon in writing by each Company on behalf of and with respect to a Fund or Funds and the Administrator. The foregoing fees and disbursements shall be billed to the Fund by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.

5. Standard of Care. The Administrator shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Administrator shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

6. Limitation of Liability. Notwithstanding any other provision of this Agreement, the Administrator, its partners, officers, employees and agents shall not be held accountable or liable for any losses, damages or expenses a Company, a Fund or any shareholder or former shareholder of the Fund or any other person may suffer or incur arising from acts, omissions, errors or delays of the Administrator in the performance of its obligations and duties hereunder, including without limitation any error of judgment or mistake of law, except a damage, loss or expense resulting from the Administrator's willful malfeasance, bad faith or negligence in the performance of such obligations and duties. The Administrator shall in no event be required to take any action, which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. The Administrator shall incur no liability with respect to any telecommunications, equipment or power failures, or any failures to perform resulting from delays in performance by postal or courier services or third-party information providers, provided that the Administrator acts with reasonable care and diligence to minimize such failures. The Administrator shall also incur no liability under this Agreement if the Administrator or any agent or entity utilized by the Administrator shall be prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of causes or events beyond its control, including but not limited to:

6.1 any Sovereign Event. A "Sovereign Event" shall mean any nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, or destruction or similar action by any governmental authority; strike or act of war, terrorism, insurrection or revolution;

6.2 any provision of any present or future law, regulation or order of the United States or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency; and

6.3 any provision of any order or judgment of any court of competent jurisdiction.

In no event shall the Administrator be liable or responsible a Company, a Fund, any present or former shareholder of the Fund, or any other person for any error or delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards such error or delay would have been examined in the course of performing such audit. In no event and under no circumstances shall the Administrator, a Company or a Fund be held liable to the other party for consequential or indirect damages, loss of profits, damage to reputation or business or any other special damages arising under or by reason of any provision of this Agreement or for any act or omission hereunder.

Each Company hereby agrees, on behalf of and with respect to a Fund or Funds and out of the assets of such respective Fund or Funds, to indemnify the Administrator against and hold it harmless from any and all direct losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any act, omission, error or delay or any claim, demand, action or suit, in connection with or arising out of performance of its obligations and duties under this Agreement, not resulting from the willful malfeasance, bad faith or negligence of the Administrator in the performance of such obligations and duties.

The Administrator hereby agrees to indemnify each Company and each Fund against and hold it harmless from any and all direct losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from the willful malfeasance, bad faith or negligence of the Administrator in connection with or arising out of performance of its obligations and duties under this Agreement.

7. Reliance by the Administrator on Proper Instructions and Opinions of Counsel and Opinions of Certified Public Accountants. The Administrator shall not be liable for, and shall be indemnified by each Company on behalf of and with respect to a Fund or Funds against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Proper Instructions or upon any other written notice, request, direction, instruction, certificate or other instrument reasonably believed by it to be genuine and signed or authorized by the proper party or parties.

Proper Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of a Fund by one or more persons as the Board of Directors or Trustees of each Company shall have from time to time authorized. Those persons authorized to give Proper Instructions may be identified by the Board of Directors or Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Proper Instructions on behalf of the Fund.

Telephonic or other oral instructions or instructions given by telefax transmission may be given by any one of the above persons and will also be considered Proper Instructions if the Administrator reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.

With respect to telefax transmissions, each Company on behalf of and with respect to a Fund or Funds hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) the Administrator cannot verify that authorized signatures on telefax instructions are original, and (iii) the Administrator shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions. Each Company on behalf of and with respect to a Fund or Funds agrees that such telefax instructions shall be conclusive evidence of the Fund's Proper Instruction to the Administrator to act or to omit to act.

Proper Instructions given orally will be confirmed by written instructions in the manner set forth above, including by telefax, but the lack of such confirmation shall in no way affect any action taken by the Administrator in reliance upon such oral instructions. Each Company on behalf of and with respect to a Fund or Funds authorizes the Administrator to tape record any and all telephonic or other oral instructions given to the Administrator by or on behalf of the Fund (including any of each Company's officers, directors, trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of the Fund to the Administrator.)

The Administrator may consult with its counsel or each Company's counsel in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting reasonably and in good faith upon the advice of its counsel or of each Company's counsel.

The Administrator may consult with its certified public accountant or the Fund's Treasurer in any case where so doing appears to the Administrator to be necessary or desirable. The Administrator shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting reasonably and in good faith upon the advice of such certified public accountant or of the Fund's Treasurer.

8. Termination of Agreement. This Agreement shall continue in full force and effect until terminated by the Administrator or a Company on behalf of and with respect to a Fund or Funds by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing. In the event a termination notice is given by a Company, all expenses associated with the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder.

Notwithstanding anything in the foregoing provisions of this section, if it appears impracticable under the circumstances to effect an orderly delivery of the necessary and appropriate records of the Administrator to a successor within the time specified in the notice of termination as aforesaid, the Administrator and each Company on behalf of and with respect to a Fund or Funds agrees that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

If a party hereto shall fail to perform its duties and obligations hereunder (a "Defaulting Party") resulting in material loss to another party ("the "Non-Defaulting Party"), the Non-Defaulting Party may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement as to such party by giving thirty (30) days' written notice of such termination to the Defaulting Party. If the Administrator is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of the Administrator with respect to payment for services performed prior to such termination or rights of the Administrator to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

Sections 6, 7 and 8 shall survive any termination of this Agreement, whether for cause or not for cause.

9. Amendment of this Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by each party.

In connection with the operation of this Agreement, each Company and the Administrator may agree in writing from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

The section headings and the use of defined terms in the singular or plural in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement. Notwithstanding the foregoing, no Company or Fund shall be liable for any expenses of or claim against any other Company or Fund.

10. Governing Law. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws principles.

11. Notices. Notices and other writings delivered or mailed postage prepaid to a Company addressed to the Company at [ ] or to such other address as the Company may have designated to the Administrator in writing, or to the Administrator at 40 Water Street, Boston, MA 02109, Attention: Manager, Fund Administration Department, or to such other address as the Administrator may have designated to the Company in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Company and the Administrator and their respective successors and assigns, provided that no party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party.

13. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

14. Exclusivity. The services furnished by the Administrator hereunder are not to be deemed exclusive, and the Administrator shall be free to furnish similar services to others.

15. Authorization. Each Company hereby represents and warrants that the Company's Board of Directors or Trustees has authorized the execution and delivery of this Agreement and that an authorized officer of the Company has signed this Agreement.

16. Limitation on Liability. Notice is hereby given of the limitations of the liability of the shareholders and Trustees of the Bailard, Biehl & Kaiser Fund Group (the "Trust') as set forth in the Trust's Declaration of Trust, as amended, on file with the Secretary of the Commonwealth of Massachusetts. The obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets. No party named herein shall seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust; nor shall any party named herein seek satisfaction of any such obligation from the Board of Trustees or any individual Trustee.

17. Confidentiality. The Administrator agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Funds and all prior, present or potential shareholders of the Funds, unless the information is already in the public domain or is otherwise permitted under the terms of this Agreement, and except as may be necessary to comply with applicable statutes, rules, regulations, regulatory authorities, or judicial processes after prior notification to the Funds, or when so requested by the Funds. This Section 17 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

BROWN BROTHERS HARRIMAN & CO.
Bailard, Biehl & Kaiser Opportunity Fund Group, Inc. for itself and on behalf of the Funds listed on Appendix A hereto
By: /s/Stokely P. Towles Name: Stokley P. Towles	By: /s/Sofi Kyriakidis Name: Sofi Kyriakidis
Title: Partner	Title: Asst. Secretary

Bailard, Biehl & Kaiser Fund Group for itself and on behalf of the Fund listed on Appendix A hereto
By: /s/Sofi Kyriakidis Name: Sofi Kyriakidis
Title: Asst. Secretary

APPENDIX A

TO

ADMINISTRATION AGREEMENT

The following is a list of Funds for which the Administrator shall serve under an Administration Agreement dated as of June 1, 2002:

Bailard, Biehl & Kaiser Opportunity Fund Group, Inc.

Bailard, Biehl & Kaiser Bond Opportunity Fund

Bailard, Biehl & Kaiser Cognitive Value Fund

Bailard, Biehl & Kaiser Enhanced Growth Fund

Bailard, Biehl & Kaiser International Equity Fund

Bailard, Biehl & Kaiser Fund Group

Bailard, Biehl & Kaiser Diversa Fund